Exhibit 99.1

THE LGL GROUP, INC. REPORTS Third QUARTER 2024 RESULTS

ORLANDO, FL. – November 13, 2024 – The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") announced today its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024

•	Total revenues increased $201,000 to $1,179,000 for the three months ended September 30, 2024 from $978,000 for the three months ended September 30, 2023
•

Income from continuing operations before income taxes and after non-controlling interests decreased $57,000 to $120,000 for the three months ended September 30, 2024 from $177,000 for the three months ended September 30, 2023

•	Net income per diluted share decreased $0.01 to $0.01 for the three months ended September 30, 2024 from $0.02 for the three months ended September 30, 2023

Fiscal Year to Date 2024

•	Total revenues increased $452,000 to $3,135,000 for the nine months ended September 30, 2024 from $2,683,000 for the nine months ended September 30, 2023
•

Income from continuing operations before income taxes and after non-controlling interests increased $95,000 to $390,000 for the nine months ended September 30, 2024 from $295,000 for the nine months ended September 30, 2023

•	Net income per diluted share increased $0.01 to $0.04 for the nine months ended September 30, 2024 from $0.03 for the nine months ended September 30, 2023
•	Cash and cash equivalents and marketable securities were $41,618,000 as of September 30, 2024

"Although our yields in U.S. Treasuries have seen a modest decline, the portfolio's overall performance has been resilient despite the Federal Reserve's September rate cut," said Tim Foufas, Co-Chief Executive Officer. "We are also thrilled to welcome Cameron Pforr to our team, whose expertise will help drive our strategy forward as we continue to actively pursue investment opportunities."

Consolidated Results

Third Quarter 2024 net income available to LGL Group common stockholders was $72,000, or $0.01 per diluted share, compared with $108,000, or $0.02 per diluted share, in the third quarter of 2023. The decrease was primarily due to:

•	higher Manufacturing cost of sales reflecting sales of higher-cost products; and
•	higher Engineering, selling and administrative driven by changes in headcount and higher wages and benefits.

The decrease was partially offset by higher Net sales driven by higher product shipments in Q3 2024.

Gross Margin

Gross margin decreased to 43.4% for the three months ended September 30, 2024 compared to 55.5% for the three months ended September 30, 2023. The decrease was primarily due to sales of lower margin products.

Fiscal year to date 2024 net income available to LGL Group common stockholders was $230,000, or $0.04 per diluted share, compared with $135,000, or $0.03 per diluted share, in 2023. The increase was primarily due to:

•	higher Net sales driven by higher product shipments; and
•	higher Net investment income on investments in U.S. Treasury money market funds due to the repositioning of the portfolio into U.S. Treasury money market funds that occurred during 2023.

The increase was partially offset by:

•	lower Net gains (losses) driven by lower mark-to-market movements and sales of Marketable securities;
•	higher Manufacturing cost of sales consistent with the overall growth in Net sales and sales of higher-cost products during Q3 2024; and
•	higher Engineering, selling and administrative driven by changes in headcount and higher wages and benefits.

Gross Margin

Gross margin decreased to 50.0% for the nine months ended September 30, 2024 compared to 53.6% for the nine months ended September 30, 2023 reflecting sales of lower margin products.

Backlog

As of September 30, 2024, our order backlog was $505,000, an increase of $362,000 from $143,000 as of December 31, 2023 and an increase of $192,000 from $313,000 as of September 30, 2023. The backlog of unfilled orders includes amounts based on signed contracts, which we have determined are firm orders likely to be fulfilled primarily in the next 12 months but most of the backlog will ship in the next 90 days.

Liquidity

Our working capital metrics were as follows:

(in thousands)	September 30, 2024	December 31, 2023
Current assets	$42,274	$41,566
Less: Current liabilities	739	474
Working capital	$41,535	$41,092

As of September 30, 2024, LGL Group had investments (classified within Cash and cash equivalents and Marketable securities) with a fair value of $41.2 million, of which $24.3 million was held within the Merchant Investment business.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL common stock and warrants are traded on the NYSE American under the symbols "LGL" and "LGL WS," respectively.

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on April 1, 2024. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

###

Contact:

The LGL Group, Inc.

Christopher Nossokoff

(407) 298-2000

info@lglgroup.com

The LGL Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2024	2023	2024	2023
Revenues:
Net sales	$650	$438	$1,573	$1,282
Net investment income	531	544	1,568	1,017
Net (losses) gains	(2)	(4)	(6)	384
Total revenues	1,179	978	3,135	2,683
Expenses:
Manufacturing cost of sales	368	195	786	595
Engineering, selling and administrative	673	584	1,895	1,771
Total expenses	1,041	779	2,681	2,366
Income from continuing operations before income taxes	138	199	454	317
Income tax expense	48	69	160	132
Net income from continuing operations	90	130	294	185
Income (loss) from discontinued operations, net of tax	—	—	—	(28)
Net income	90	130	294	157
Less: Net income attributable to non-controlling interests	18	22	64	22
Net income attributable to LGL Group common stockholders	$72	$108	$230	$135

Income (loss) per common share attributable to LGL Group common stockholders:
Basic (a):
Income from continuing operations	$0.01	$0.02	$0.04	$0.03
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income attributable to LGL Group common stockholders	$0.01	$0.02	$0.04	$0.03

Diluted (a):
Income from continuing operations	$0.01	$0.02	$0.04	$0.03
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income attributable to LGL Group common stockholders	$0.01	$0.02	$0.04	$0.03

Weighted average shares outstanding:
Basic	5,352,937	5,352,937	5,352,937	5,352,937
Diluted	5,531,969	5,355,006	5,543,795	5,352,937
(a)	Basic and diluted earnings per share are calculated using actual, unrounded amounts. Therefore, the components of earnings per share may not sum to its corresponding total.

The LGL Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$41,602	$40,711
Marketable securities	16	22
Accounts receivable, net of reserves of $52 and $58, respectively	133	356
Inventories, net	338	204
Prepaid expenses and other current assets	185	273
Total current assets	42,274	41,566
Right-of-use lease assets	21	75
Intangible assets, net	41	57
Deferred income tax assets	149	152
Total assets	$42,485	$41,850

Liabilities:
Total current liabilities	739	474
Non-current liabilities	743	694
Total liabilities	1,482	1,168

Stockholders' equity:
Total LGL Group stockholders' equity	39,019	38,762
Non-controlling interests	1,984	1,920
Total stockholders' equity	41,003	40,682
Total liabilities and stockholders' equity	$42,485	$41,850

The LGL Group, Inc.

Segment Results

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2024	2023	$ Change	% Change
Revenues:
Electronic Instruments	$650	$438	$212	48.4%
Merchant Investment	318	287	31	10.8%
Corporate	211	253	(42)	-16.6%
Total revenues	1,179	978	201	20.6%

Expenses:
Electronic Instruments	606	368	238	64.7%
Merchant Investment	90	64	26	40.6%
Corporate	345	347	(2)	-0.6%
Total expenses	1,041	779	262	33.6%

Income (loss) from continuing operations before income taxes
Electronic Instruments	44	70	(26)	-37.1%
Merchant Investment	228	223	5	2.2%
Corporate	(134)	(94)	(40)	42.6%
Income from continuing operations before income taxes	138	199	(61)	-30.7%
Income tax expense (benefit)	48	69	(21)	-30.4%
Net income from continuing operations	90	130	(40)	-30.8%
Income from discontinued operations, net of tax	—	—	—	n/m
Net income	90	130	(40)	-30.8%
Less: Net income attributable to non-controlling interests	18	22	(4)	-18.2%
Net income attributable to LGL Group common stockholders	$72	$108	$(36)	-33.3%

The LGL Group, Inc.

Segment Results

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023	$ Change	% Change
Revenues:
Electronic Instruments	$1,573	$1,282	$291	22.7%
Merchant Investment	922	542	380	70.1%
Corporate	640	859	(219)	-25.5%
Total revenues	3,135	2,683	452	16.8%

Expenses:
Electronic Instruments	1,453	1,118	335	30.0%
Merchant Investment	217	152	65	42.8%
Corporate	1,011	1,096	(85)	-7.8%
Total expenses	2,681	2,366	315	13.3%

Income (loss) from continuing operations before income taxes
Electronic Instruments	120	164	(44)	-26.8%
Merchant Investment	705	390	315	80.8%
Corporate	(371)	(237)	(134)	56.5%
Income from continuing operations before income taxes	454	317	137	43.2%
Income tax expense	160	132	28	21.2%
Net income from continuing operations	294	185	109	58.9%
Income (loss) from discontinued operations, net of tax	—	(28)	28	-100.0%
Net income	294	157	137	87.3%
Less: Net income attributable to non-controlling interests	64	22	42	190.9%
Net income attributable to LGL Group common stockholders	$230	$135	$95	70.4%